Exhibit 10.1

EXECUTION VERSION

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO REGISTRATION, QUALIFICATION OR EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE AND NOTE PURCHASE AGREEMENT

Principal Amount: $5,000,000.00	Effective Date: As of October 26, 2012

1.	Terms.

1.1 Agreement of the Parties. The parties hereby enter into this Convertible Promissory Note and Note Purchase Agreement (“Agreement”) for the purpose of evidencing their agreement with respect to the matters set forth herein. Pursuant to this Agreement, BioMarin Pharmaceutical, Inc., a Delaware corporation (“BioMarin”) is lending $5,000,000 to Catalyst Pharmaceutical Partners, Inc., a Delaware corporation (the “Company”) on the Effective Date, which amount is being evidenced by this Agreement. Further, BioMarin has agreed, unless an Event of Default has occurred prior to the Conversion Date, to the automatic conversion of the Principal Amount (defined below) into shares of the Company’s authorized but unissued common stock (the “Common Stock”) on the Conversion Date (defined below), all in the manner set forth herein. Finally, this Agreement is being entered into simultaneously with that certain License Agreement, of even date herewith, between the parties, which relates to the future product development and licensing of the pharmaceutical product “Firdapse”. Together, this Agreement and the License Agreement reflect the complete agreement of the parties.

1.2 The Note. For value received, the Company, hereby promises to pay to BioMarin, the principal amount of FIVE MILLION AND NO/100 ($5,000,000) DOLLARS (“Principal Amount”) without interest, on or before March 31, 2013 (“Maturity Date”), as more particularly set forth in Article II of this Agreement.

1.3 Maturity. On the Maturity Date, the Principal Amount shall automatically convert into shares of the Company’s authorized but unissued common stock, par value $0.001 per share (the “Common Stock”) in the manner set forth in Section 2.1 below. Unless an Event of Default has occurred prior to the Conversion Date, the Principal Amount shall never be payable in cash.

1.4 No Prepayment. The Principal Amount may not be prepaid, in whole or in part, at any time by the Company except in accordance with the provisions of Section 9.2.

2.	Conversion.

2.1 Automatic Conversion. The Principal Amount shall automatically be converted into a number of shares of Common Stock (the “Conversion Shares”) determined by dividing the Principal Amount then outstanding (the “Conversion Amount”) by the Conversion Price (as defined in Section 2.2 below) on the earlier of: (a) thirty (30) days after announcement by the

EXECUTION VERSION

Company of the top-line data from the Company’s Phase II(b) clinical trial evaluating the use of CPP-109 (the Company’s formulation of vigabatrin, a GABA aminotransferase inhibitor) for the treatment of cocaine addiction (currently expected during the first half of November 2012), or (b) March 31, 2013. The date on which the Conversion Amount shall automatically convert into the Conversion Shares shall be referred to as the “Conversion Date.”

2.2 “Conversion Price” shall mean the “dollar weighted average price” of the Common Stock for the fifteen (15) business day period prior to the Conversion Date, multiplied by 0.9, provided, however, that the Conversion Price shall not be less than $0.75 per share or more than $2.50 per share. For purposes of this Section 2.2, the term “dollar weighted average price of the Common Stock” means the “dollar volume-weighted average price” for the Common Stock on the NASDAQ Capital Market (the “Principal Market”) during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), over the applicable fifteen (15) business day period, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the “dollar volume-weighted average price” of the Common Stock in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), over the applicable fifteen (15) business day period, as reported by Bloomberg, or, if no “dollar volume-weighted average price” is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security, over the applicable fifteen (15) business day period, as reported in the “pink sheets” by OTC Markets LLC. If the “dollar weighted average price” of the Common Stock cannot be calculated for such security on such date on any of the foregoing bases, the “dollar weighted average price” shall be the fair market value of the Common Stock as mutually determined by the Company and BioMarin. If the Company at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced. If the Company at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

3. Company’s Representations and Warranties. The Company hereby represents and warrants to BioMarin that all of the following statements are true and complete as of the Effective Date of this Agreement and will be true and complete as of the Conversion Date as though made on the Conversion Date:

3.1 Organization and Validity. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has no ownership interest in any other entity. The Company has the corporate power and authority to own its properties and conduct its business as currently being carried on, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

EXECUTION VERSION

3.2 Power and Authority. The Company has the power and authority to enter into this Agreement and to perform and to discharge its obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

3.3 No Conflict. The Company’s execution, delivery and performance of this Agreement will not (a) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule, judgment, regulation or decree to which the Company is subject, or by which any property or asset of the Company is bound or affected (“Applicable Law”), (b) conflict with, result in any violation or breach of or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company pursuant to, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature: (i) to which the Company is a party; (ii) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (iii) under which the Company has or may acquire any right or interest (collectively, “Contracts”), or (c) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or bylaws.

3.4 SEC Documents. (a) The Company has timely filed or furnished all reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the “SEC”) required to be filed or furnished by the Company (the “SEC Documents”). As of their respective dates of filing, (i) the SEC Documents complied as to form, and all reports schedules, forms, statements and other documents required to be filed with the SEC after the date hereof will comply as to form, in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable thereto, and (ii) except to the extent amended or superseded by a subsequent filing with the SEC, none of the SEC Documents contained (and none of the reports schedules, forms, statements and other documents required to be filed with the SEC after the date hereof will contain) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.5 Consents and Approvals. All material consents, approvals, orders, authorizations and filings required on the part of the Company in connection with the execution, delivery or performance of this Agreement, including delivery of the Conversion Shares, have been obtained or made.

EXECUTION VERSION

3.6 Capitalization. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof in the Company’s most recent SEC Documents. As of October 12, 2012, there were 34,741,520 shares of Common Stock issued and outstanding and no shares of preferred stock, par value $0.001 per share, of the Company issued and outstanding and 11,465,572 shares of Common Stock were issuable upon the exercise of all options, warrants and convertible securities outstanding as of such date at a weighted average exercise price of $1.18 per share. The exercise price of each option issued under the Company’s stock option or other employee benefit plans has been no less than the fair market value of a share of common stock as determined on the date of grant of such option. All grants of options were validly issued and properly approved by the board of directors of the Company (or a duly authorized committee thereof) in material compliance with all Applicable Laws and regulations and recorded in the Company’s financial statements in accordance with GAAP and no such grants involved “back dating,” “forward dating” or similar practice with respect to the effective date of grant. Except for the issuance of options or restricted stock in the ordinary course of business and the issuance of shares and warrants in the Company’s August 2012 registered direct offering, all as more particularly disclosed in the SEC Documents, since June 30, 2012, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company or any other equity participations in the Company. The Conversion Shares to be issued hereunder have been reserved out of the Company’s authorized and unissued Common Stock, solely for the purpose of effecting the Conversion, by all necessary corporate action, have been duly authorized and, upon Conversion in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights, and will conform to the description thereof contained in the SEC Documents.

3.7 No Litigation. Except as described in the SEC Documents, there is no suit, claim, action, proceeding, hearing, notice of violation, investigation, arbitration or demand letter pending or, to the knowledge of the Company, threatened against or affecting the Company or its assets or properties. The Company is not subject to any material notice, court decision, agency guideline, order, writ, injunction, award, judgment or decree of any Federal, state, local or foreign government, any court of competent jurisdiction or any administrative, regulatory (including any stock exchange) or other governmental agency, commission or authority (each, a “Governmental Authority”).

3.8 Financial Statements; Controls.

(a) The audited financial statements and the unaudited quarterly financial statements (including, in each case, the notes thereto) of the Company included in the SEC Documents when filed complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with accounting principles generally accepted in the United States (“GAAP”) (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations, cash flow and stockholders’ equity for the periods then ended (subject, in the case of unaudited quarterly statements, to customary year-end adjustments). Except for those liabilities and obligations (a) specifically reserved against or provided for in the balance sheet of the Company as of June 30, 2012 (or the notes thereto) included in the SEC Documents, (b) incurred in the ordinary course of business consistent with past practice since June 30, 2012, which, individually or in the aggregate,

EXECUTION VERSION

have not had and would not reasonably be expected to have a Material Adverse Effect, (c) disclosed in the SEC Documents filed subsequent to June 30, 2012, or (d) incurred under this Agreement or in connection with the transactions contemplated hereby, the Company has not incurred any liabilities or obligations of any nature, whether or not accrued, absolute, determined, determinable, fixed or contingent and whether or not required to be recorded or reflected on a balance sheet under GAAP (each, a “Liability”).

(b) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information required to be disclosed in the Company’s periodic reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the required time periods. Such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(c) The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Such internal controls are designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date of this Agreement, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. The chief executive officer and chief financial officer of the Company have made all certifications required by, and would be able to make such certifications as of the date hereof as if required to be made as of the date hereof pursuant to, Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the SEC and the statements contained in any such certifications are complete and correct, and the Company is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act of 2002.

3.9 Absence of Certain Changes or Events. Since June 30, 2012, the Company has conducted its businesses in all material respects in the ordinary course of business consistent with past practice. Since June 30, 2012, there has not been any Material Adverse Effect. There has not been any action taken by the Company from June 30, 2012 through the date hereof that, if taken during the period beginning on the Effective Date and ending on the Conversion Date, would constitute a breach of Section 8.2.

3.10 Permits. The Company holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any Governmental Authority (including without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) and those Governmental Authorities performing functions similar to those performed by the FDA) required for the conduct of its business, and all such Permits are in full force and effect in each case, except where the failure to hold or comply with any of them would not be material.

EXECUTION VERSION

3.11 Compliance with Contracts. The Company is not in violation of its certificate of incorporation or bylaws. Each material Contract that is or would be required to be disclosed by the Company pursuant to Item 601(b)(10) of Regulation S K of the SEC is valid and is in full force and effect and constitutes the legal, valid and binding obligation of the Company, in each case in accordance with its respective terms and, to the knowledge of the Company, constitutes the legal, valid and binding obligation of the other parties thereto in accordance with its respective terms, and is enforceable in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Company is not in material breach of or default under any such material Contract, and, to Company’s knowledge, no other party is in a material breach of or default under any such material Contract.

3.12 Properties. The Company has good and marketable title to all property (whether real or personal) described in the SEC Documents as being owned by it that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.

3.13 Intellectual Property. The Company owns or possesses the valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, copyright registrations, licenses, trade secret rights, inventions, software, databases, formulae, know how, and similar rights (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property”) necessary for the conduct of the business of the Company as currently carried on and as described in the SEC Documents. To the knowledge of the Company, no action or use by the Company will involve or give rise to any infringement of, or license or similar fees for, or any misappropriation of any Intellectual Property Rights of others. Except as disclosed in the SEC Documents, the Company has not received any material challenge, which is to its knowledge still pending, by any other person or entity Person to the rights of the Company with respect to any Intellectual Property owned or used by the Company. Except as set forth in the SEC Documents, all licenses for the use of the Intellectual Property described in the SEC Documents are valid, binding upon, and enforceable by or against the parties thereto in accordance to their respective terms. The Company has complied in all material respects with, and is not in material breach of, nor to its knowledge has it received any asserted or threatened claim of material breach of, any Intellectual Property license, and the Company has no knowledge of any material breach or anticipated breach by any other person or entity of any such Intellectual Property license. Except as described in the SEC Documents, no material claim has been made against the Company alleging the infringement by the Company of any Intellectual Property of any other person or entity. The Company has taken all commercially reasonable steps with respect to the material Intellectual Property currently used in its business to protect, maintain and safeguard its Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted. The Company has taken all commercially reasonable actions with respect to the material Intellectual Property currently used in its business to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company.

EXECUTION VERSION

3.14 Compliance with Laws. The Company has materially complied with, is not in material violation of and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder.

3.15 Product Development. The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company were and, if still pending, are being conducted in accordance with all Applicable Laws (including, without limitation, those administered by the FDA or by any Governmental Authority performing functions similar to those performed by the FDA). The descriptions of the results of such studies and tests that are described or referred to in the SEC Documents are accurate and complete in all material respects and fairly present the published data derived from such studies and tests, and the Company has no knowledge of other studies or tests the results of which are materially inconsistent with or otherwise call into question the results described or referred to in the SEC Documents. The Company has not received any notices or other correspondence from the FDA or any other Governmental Authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination or suspension of such studies or tests. Except to the extent disclosed in the SEC Documents, as of the date of this Agreement the Company is not aware of any studies, tests or trials, the results of which the Company believes would have an adverse effect on the development of the Company’s product candidates. For the avoidance of doubt, the Company makes no representation or warranty that the results of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company will be sufficient to obtain governmental approval from the FDA or any foreign, state or local governmental body exercising comparable authority.

3.16 Filings. Except as would not be reasonably expected to result in a Material Adverse Effect, the Company has not failed to file with the applicable regulatory authorities (excluding the FDA or any Governmental Authority performing functions similar to those performed by the FDA) any filing, declaration, listing, registration, report or submission that is required to be so filed. The Company has not failed to file with the FDA or any Governmental Authority performing functions similar to those performed by the FDA, any filing, declaration, listing, registration, report or submission that is required to be so filed. All such filings were in material compliance with Applicable Laws when filed and no deficiencies have been asserted by any applicable Governmental Authority (including, without limitation, the FDA or any Governmental Authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions.

3.17 Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

3.18 Labor. No labor dispute with the employees of the Company exists or to the knowledge of the Company, are imminent that are reasonably likely to result in a Material Adverse Effect.

EXECUTION VERSION

3.19 Solvency. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby, will not be Insolvent (as defined below). For purposes of this Section 3.19, “Insolvent” means, with respect to the Company, (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Liabilities, (ii) the Company is unable to pay its debts and Liabilities, subordinated, contingent or otherwise, as such debts and Liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts as they mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

3.20 Affiliate Transactions. The Company is not a party to any material Contract with any (i) officer or director of the Company, other than as part of such person’s employment or service with the Company, (ii) beneficial owner of five percent (5%) or more of any voting securities of the Company or (iii) any affiliate of the Company, in each case of the type that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

3.21 Brokers and Other Advisors. There is no broker, investment banker, financial advisor or other intermediary that has been retained by or is authorized to act on behalf of the Company that is entitled to any broker’s, finder’s, financial advisor’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4. BioMarin Representations and Warranties. BioMarin hereby represents and warrants to Company that all of the following statements are true and complete as of the Effective Date of this Agreement and that such statements will be true and complete as of the Conversion Date as though made on the Conversion Date:

4.1 Authority; Enforceability. BioMarin has all requisite power and authority to execute and deliver this agreement and to carry out its provisions. All actions on BioMarin’s part required for the lawful execution and delivery of this Agreement have been taken. Upon its execution and delivery, this Agreement will constitute a valid and binding obligation of BioMarin, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity.

4.2 Purchase Entirely for Own Account. BioMarin is making the investment contemplated by this Agreement (and is agreeing to the automatic Conversion of the Conversion Amount into the Conversion Shares) for BioMarin’s own account as a principal, and not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other Person has a direct or indirect beneficial interest in the Conversion. Further, BioMarin does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Conversion Shares.

4.3 Restricted Securities.

(a) BioMarin understands that the Conversion Shares have not been and will not be registered under the Securities Act, and are being sold pursuant to the exemptions from registration contained in Section 4(2) under the Securities Act and Regulation D thereunder, which are applicable to transactions by an issuer not involving any public offering, and that the Company’s reliance on this exemption is based in part on the representations made by BioMarin herein.

(b) BioMarin understands that the Conversion Shares have not been and will not be registered under the “Blue Sky” securities laws of any jurisdiction and are being sold pursuant to exemptions contained in such laws, and that the Company’s reliance on this exemption is based in part on the representations made by BioMarin herein.

(c) BioMarin understands and agrees that until the shares of Common Stock issuable to BioMarin are registered or transferred pursuant to the provisions of Rule 144 under the Securities Act (“Rule 144”), the certificates representing such shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO REGISTRATION, QUALIFICATION OR EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

4.4 Accredited Investor. BioMarin is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

4.5 Consequences of Investment and Advisors. BioMarin acknowledges that the Company does not make any representation or warranty regarding the financial or tax consequences to BioMarin arising from the Conversion in accordance with this Agreement or as to the present fair market value of such Common Stock, and that the Company shall in no event be liable to the BioMarin for any adverse tax or accounting liability that may arise should the fair market value of the Common Stock be in excess of or less than the deemed consideration paid therefor. BioMarin acknowledges that it has sought the advice of its own legal, financial and/or tax advisors with regard to the financial and/or tax consequences arising from the transactions contemplated herein.

4.6 Information. BioMarin acknowledges that no private placement memorandum or similar offering documents have been prepared or distributed in connection with this Agreement, but in lieu thereof BioMarin has had access to the SEC Documents. BioMarin has relied on the information contained therein and in such other documents as BioMarin has elected to review, and has not relied upon any oral representations or been furnished any other offering literature or written information, except other information (if any) provided by the Company on BioMarin’s request. BioMarin has been provided with an adequate opportunity to ask questions of the Company’s management and to review any documents that BioMarin deems material.

4.7 Brokers and Other Advisors. There is no broker, investment banker, financial advisor or other intermediary that has been retained by or is authorized to act on behalf of the BioMarin that is entitled to any broker’s, finder’s, financial advisor’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BioMarin.

EXECUTION VERSION

5. Rule 144 Reporting. With a view to making available to BioMarin the benefits of certain rules and regulations of the SEC which may permit the sale of the Conversion Shares to the public without registration, the Company agrees to use its reasonable best efforts to:

5.1 Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the Effective Date of this Agreement;

5.2 Use reasonably commercial efforts to file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

5.3 So long as BioMarin owns any Conversion Shares, furnish to BioMarin forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as BioMarin may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such Conversion Shares without registration.

6. Rule 144 Compliance. BioMarin agrees that so long as it owns ten percent (10%) or more of the Company’s outstanding common stock, it will comply with all requirements under Rule 144 as if it is an affiliate of the Company in connection with all sales of the Company’s common stock, including without limitation complying with: (i) the manner of sale provision that is set forth in section (f) of Rule 144, and (ii) the limitation on the amount of securities that may be sold in any three month period that is set forth in section (e) of Rule 144.

7. Status as Debt until Conversion. The Note shall be unsecured, and all amounts due hereunder shall be treated as unsecured indebtedness of the Company until the same shall have been actually converted into Conversion Shares. Similarly, until conversion of the Conversion Amount into Conversion Shares, BioMarin shall not be treated as a stockholder of the Company with respect to the Conversion Shares.

8. Obligations of the Company.

8.1 Use of Proceeds. The Company shall use the Principal Amount solely for the purpose of developing Firdapse. Notwithstanding anything to the contrary set forth herein, this covenant shall survive the issuance of the Conversion Shares.

8.2 Conduct of Business. During the period beginning on the Effective Date and ending on the Conversion Date, except as specifically consented in writing by BioMarin (which consent may not be unreasonably withheld), the Company shall carry on its business in the ordinary course of business, consistent with past practice and in material compliance with Applicable Law (including using its best efforts to maintain compliance with the continuing listing requirements of the NASDAQ Capital Market). Except as contemplated by this Agreement, during the period beginning on the Effective Date and ending on the Conversion Date, the Company shall not, without BioMarin’s written consent (which consent may be withheld by the BioMarin in its sole discretion):

(a) voluntarily liquidate, dissolve or wind-up its business and affairs; declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock; or effect any stock split, combination of shares, recapitalization, reclassification or other change in the capital structure of the Company;

EXECUTION VERSION

(b) (i) sell or license all or substantially all of the Company’s rights with respect to, in a single transaction or a series of transactions, assets of the Company representing twenty-five (25%) or more of the assets of the Company, or (ii) enter into any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction involving the Company pursuant to which any Person or group (or the stockholders of any Person) would own, directly or indirectly, twenty-five percent (25%) or more of any class of equity securities of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity;

(c) sell in a single transaction or a series of transactions (i) such number of shares of the Company’s authorized but unissued common stock equal to more than 25% of the outstanding shares of the Company at the date of this Agreement, and (ii) shares of the Company’s authorized but unssued common stock at a per share price of less than $1.50 per share; or

(d) authorize any of, or commit or agree to take any of, the foregoing actions.

8.3 Release of Data. The Company shall publicly announce the top-line data from the Company’s Phase II(b) clinical trial evaluating the use of CPP-109 (the Company’s formulation of vigabatrin, a GABA aminotransferase inhibitor) for the treatment of cocaine addiction as soon as reasonably practicable after the Effective Date.

8.4 Indemnification. The Company shall indemnify, defend and hold BioMarin, its affiliates, partners, shareholders, directors, officers, employees, agents and assigns harmless from and against any and all claims, damages, liabilities, demands, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) arising from or in connection with (a) the Company’s breach of any representation, warranty or covenant set forth in this Agreement, and (b) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with this Agreement.

9. Default.

9.1 Events of Default. The occurrence of any of the following prior to the Conversion of the Principal Amount into the Conversion Shares constitutes an “Event of Default” hereunder: (a) Company fails or refuses to promptly effect the Conversion of the Principal Amount on the Maturity Date and to promptly deliver the certificates representing the Conversion Shares to BioMarin; (b) the Company breaches in a material respect a representation or warranty contained in Section 3, or (c) a receiver or the like is appointed for any part of the Company’s property or assets, Company makes a general assignment for the benefit of creditors, or the Company becomes a debtor or alleged debtor in a case under the U.S. Bankruptcy Code or becomes the subject of any other bankruptcy or similar proceeding for the general adjustment of its debts, and the same is not dismissed or discharged within sixty (60) days of filing.

9.2 BioMarin’s Actions Upon Default. Upon the occurrence of any Event of Default, BioMarin, at its option, may accelerate payment of the outstanding Principal Amount under this Note, causing the same to become immediately due and payable, upon written notice to the Company, but without further demand, notice or other action by BioMarin. In such a case, BioMarin shall have all rights available to it under applicable law. This Section 9.2 shall not limit BioMarin’s rights to seek equitable relief pursuant to Section 10.7, including specific performance, upon an Event of Default.

EXECUTION VERSION

9.3 Default Interest. Upon an Event of Default, the interest payable on the Principal Amount shall automatically increase to ten percent (10%) per annum (with such interest calculated based on a 365-day year and accruing on a daily basis), or, if lower, the maximum amount of interest permitted by applicable law.

10. General Provisions.

10.1 Notices. Unless otherwise provided, any notice to BioMarin or Company hereunder must be in writing and in English and must be (a) delivered by hand or by overnight courier with tracking capabilities, (b) mailed postage prepaid by first class, registered, or certified mail, or (c) delivered by facsimile followed by delivery via either of the methods set forth in Sections 10.1(a) and (b), to the persons at the addresses indicated below:

BIOMARIN BioMarin Pharmaceutical, Inc. 105 Digital Drive Novato, California 94949 Attn: Chief Executive Fax: (415) 382-7889	with a copy to (which shall not constitute notice): BioMarin Pharmaceutical, Inc. 105 Digital Drive Novato, California 94949 Attn: General Counsel Fax: (415) 382-7889

COMPANY	with a copy to (which shall not constitute notice):
Catalyst Pharmaceutical Partners, Inc. 355 Alhambra Circle Suite 1500 Coral Gables, Florida 33134 Attention: Chief Executive Officer Fax: (305) 529-0933	Philip B. Schwartz, Esq. Akerman Senterfitt 350 East Las Olas Blvd, Suite 1600 Fort Lauderdale, Florida 33301 Fax: (305) 349-4833

Any such notice shall be deemed given on the date received, except any notice received after 5:30 p.m. (in the time zone of the receiving party) on a Business Day or received on a non-Business Day shall be deemed to have been received on the next Business Day. A Party may add, delete, or change the person or address to which notices should be sent at any time upon written notice delivered to the other Parties in accordance with this Section 10.1.

10.2 Successors and Assigns. The rights and obligations of Company and BioMarin under this Agreement will bind and benefit their respective successors and assigns. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned or otherwise transferred by either the Company or BioMarin, by operation of law or otherwise, in whole or in part, without the other’s prior written consent. Notwithstanding the foregoing, (a) BioMarin may transfer the Conversion Shares, except to the extent that such transfer is otherwise restricted by this Agreement and (b) no consent of the Company is required for an assignment or transfer by BioMarin, in whole or in part, to (i) an Affiliate of BioMarin or (ii) a successor-in-interest of BioMarin by reason of merger or consolidation or sale of all or substantially all of the assets of BioMarin relating to the subject matter of this Agreement.

EXECUTION VERSION

10.3 Amendment and Waiver. This Agreement and any provision hereof may be terminated, amended or waived only in writing by the party against which enforcement of such termination, amendment or waiver is sought. Delay or failure to exercise any right may not be construed as waiver of such or any other right, nor will a waiver of a breach or provision constitute a continuing waiver or a waiver of any other breach or provision.

10.4 Governing Law. This Agreement shall be governed by the laws of New York, without regard to its principles of conflicts of law.

10.5 Jurisdiction and Venue. Each of the parties: (a) submits to the jurisdiction of any court of the United States located in the State of New York (or, if any such court of the United States located in the State of New York declines to accept jurisdiction over a particular matter, any state court located in the State of New York) in any legal suit, action or proceeding arising out of or relating to this Agreement; (b) agrees that all claims in respect of the action or proceeding shall be heard or determined in such court; and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.1. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law, statute, rule or regulation. To the extent provided by any law, statute, rule or regulation, should either party, after being so served, fail to appear or answer to any summons, complaint, process or papers so served within the number of days prescribed by law after the mailing thereof, such party shall be deemed in default and an order or judgment may be entered by the court against such party as demanded or prayed for in such summons, complaint, process or papers.

10.6 Waiver of Right to Jury Trial. THE PARTIES TO THIS AGREEMENT WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, OR THE MATTERS COVERED BY THIS AGREEMENT AND HEREBY AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THEY WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

10.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity without the necessity of demonstrating the inadequacy of monetary damages.

10.8 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include all fees, costs and expenses of appeals.

10.9 Entire Agreement. This Agreement, the License Agreement and their attached schedules and exhibits constitute the entire agreement between the parties as to the subject matter hereof and thereof and supersede and merge all prior and contemporaneous negotiations, representations, agreements, and understandings regarding the same.

EXECUTION VERSION

10.10 Counterparts. This Agreement may be executed in counterparts with the same effect as if both parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a fax machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

10.11 Interpretation. All headings used herein are used for convenience only and shall not be used to construe or interpret this Agreement. All references in this Agreement to sections shall, unless otherwise provided, refer to sections hereof. If any provision or portion of this Agreement is determined to be invalid or unenforceable, this Agreement will automatically be amended to substitute, for the invalid or unenforceable provisions, new enforceable provisions which most closely approximate the intent and economic effect of the invalid provisions, and the remaining provisions will, as so amended, continue in full force and effect. No representation, warranty or disclosure given by Company in connection with this Agreement or this transaction (including representations, warranties or disclosures set forth in any related document) will be affected by any investigation or lack of investigation by BioMarin. This Agreement shall not be interpreted for or against BioMarin or Company on the basis of which party’s counsel prepared such documents.

[Signatures on Following Page]

EXECUTION VERSION

IN WITNESS WHEREOF, Company and BioMarin have caused this Convertible Promissory Note and Note Purchase Agreement to be signed in their name, by their duly authorized representative, as of the date set forth above.

CATALYST PHARMACEUTICAL PARTNERS, INC.

By:	/s/ Patrick J. McEnany
	Name:	Patrick J. McEnany
	Title:	Chairman, President and CEO

BIOMARIN PHARMACEUTICAL, INC.

By:	/s/ G. Eric Davis
	Name:	G. Eric Davis
	Title:	SVP, General Counsel